Exhibit 10.26

FORM OF

RADIOLOGIX, INC.

STOCK OPTION AGREEMENT

RECITALS

A. The Board has adopted the Plan for the purpose of attracting, motivating, retaining, and rewarding high quality executives and other employees, officers, directors, consultants, and other persons who provide valuable services to Radiologix or any Parent or Subsidiary.

B. Optionee is an individual who renders valuable services to Radiologix or any Parent or Subsidiary, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with Radiologix’s grant of a stock option to Optionee.

C. Capitalized terms used in this Agreement have the meanings assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, Radiologix hereby grants to Optionee, as of the Grant Date, a stock option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term at the Exercise Price.

2. Option Term. This option shall have a maximum term of ten years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraphs 5 or 6.

3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may, in connection with Optionee’s estate plan, be assigned in whole or in part during Optionee’s lifetime to one or more members of Optionee’s immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

4. Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraphs 5 or 6.

5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date if any of the following provisions become applicable:

(a) If Optionee ceases to remain in Service for any reason (other than death, Permanent Disability, or termination for Misconduct or breach of any non-compete covenant or agreement) while this option is outstanding, then the period for exercising this option shall be reduced to a three-month period commencing with the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such three-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

(b) If Optionee dies while holding this option, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution, shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the 12-month period measured from the date of Optionee’s death or (ii) the Expiration Date. Upon expiration of the 12-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

(c) If Optionee ceases Service by reason of Permanent Disability while this option is outstanding, then the period for exercising this option shall be reduced to a 12-month period commencing on the date of cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date. Upon expiration of the 12-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

(d) During the limited period of post-Service exercisability applicable under subparagraphs (a), (b), or (c) above, this option may not be exercised in the aggregate for more than the number of Option Shares for which the option is, at the time of Optionee’s cessation of Service, exercisable in accordance with the Exercise Schedule specified in the Grant Notice. To the extent that this option is not exercisable for one or more Option Shares at the time of Optionee’s cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

(e) If Optionee’s Service is terminated within 18 months after a Corporate Transaction in which this option is assumed or replaced, then Paragraph 6(d) shall govern the exercisability of this option following such Involuntary Termination.

(f) If (i) Optionee’s Service is terminated for Misconduct or (ii) Optionee violates any covenant or agreement not to compete with Radiologix, any Parent, Subsidiary, or professional medical entity affiliated with Radiologix or any Parent or Subsidiary, then this option shall terminate immediately and cease to remain outstanding.

6. Special Termination.

(a) If a Corporate Transaction occurs, then this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock. However, this option shall not become exercisable on such an accelerated basis if and to the extent that: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor business entity (or parent thereof) or to be replaced with a comparable option to purchase capital securities of the successor business entity (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor business entity that preserves the spread existing at the time of the Corporate Transaction on any Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the Exercise Schedule applicable to those Option Shares. The determination of option comparability under clause (i) shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

(b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor business entity (or parent thereof) in connection with the Corporate Transaction.

(c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after the Corporate Transaction, to apply to the number and class of securities that would have been issuable to Optionee in consummation of the Corporate Transaction had the option been exercised immediately prior to the Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

(d) If an Involuntary Termination of Optionee’s Service occurs within 18 months following a Corporate Transaction in which this option is assumed or replaced, then this option (or any replacement grant), to the extent outstanding at that time but not otherwise fully exercisable, shall automatically accelerate so that this option shall immediately become exercisable for all the Option Shares at the time subject to this option (or replacement grant) and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock. This option shall remain so exercisable until the earlier of (i) the Expiration Date or (ii) the expiration of one year after the date of the Involuntary Termination.

(e) This Agreement shall not in any way affect Radiologix’s right to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

7. Adjustment in Option Shares. If any change is made to the outstanding Common Stock by reason of a stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without Radiologix’s receipt of consideration, then appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price, to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8. Privilege of Stock Ownership. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such individual shall have exercised the option and paid the Exercise Price.

9. Manner of Exercising Option.

(a) To exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i) Execute and deliver to Radiologix a Notice of Exercise for the Option Shares for which the option is exercised.

(ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash, check or wire transfer made payable to Radiologix;

(B) a promissory note payable to Radiologix, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 14;

(C) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to Radiologix’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(D) to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a Radiologix-designated brokerage firm to effect the immediate sale of the purchased shares and remit to Radiologix, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state, and local income and employment taxes required to be withheld by Radiologix by reason of such exercise and (II) to Radiologix to deliver the certificates for the purchased shares directly to the brokerage firm to complete the sale. The sale and remittance procedure shall not be used by Optionee if the procedure would constitute an unlawful loan from Radiologix.

(iii) Furnish to Radiologix appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option for Option Shares, payment of the Exercise Price must accompany the Purchase Agreement delivered to Radiologix.

(b) As soon after the Exercise Date as practical, Radiologix shall mail or deliver to or on behalf of Optionee (or the other person or persons exercising this option) a certificate or certificates representing the shares purchased under this Agreement, with the appropriate legends affixed, if any.

(c) In no event may this option be exercised for any fractional shares.

10. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon exercise shall be subject to compliance by Radiologix and Optionee with all applicable requirements of law and with all applicable regulations of any stock exchange (or the NASDAQ National Market, if applicable) on which the Common Stock may be listed at the time of the exercise and issuance.

(b) In connection with the exercise of this option, Optionee shall execute and deliver to Radiologix such representations in writing as may be requested by Radiologix for it to comply with the applicable requirements of federal and state securities laws.

11. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives, and assigns of Optionee and the successors and assigns of Radiologix.

12. Liability of Radiologix. The inability of Radiologix to obtain approval from any regulatory body having authority deemed by Radiologix to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve Radiologix of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval was not obtained. Radiologix, however, shall use its best efforts to obtain all such approvals.

13. Notices. Any notice required to be given or delivered to Radiologix under the terms of this Agreement shall be in writing and addressed to Radiologix in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14. Loans. To the extent not prohibited by law, the Plan Administrator may, in its absolute discretion and without any obligation to do so, assist Optionee in the exercise of this option by (i) authorizing the extension of a loan to Optionee from Radiologix or (ii) permitting Optionee to pay the Exercise Price for the purchased Option Shares in installments over a period of years. The terms of any such loan or installment method of payment (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

15. Construction. This Agreement and the option evidenced by this Agreement are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. In the event of a conflict between the terms and conditions contained in this Agreement, the Notice of Grant of Stock Option, the Plan, and Optionee’s Employment Agreement with Radiologix, if any, the terms and conditions contained in the Employment Agreement shall prevail. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

16. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Texas without resort to that State’s conflict-of-laws rules.

17. Stockholder Approval. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock that may be issued under the Plan without stockholder approval, then this option shall be void with respect to the excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained.

18. Additional Terms Applicable to an Incentive Option. If this option is designated an Incentive Option in the Grant Notice, then the following terms and conditions shall also apply to the grant:

(a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than 12 months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

(b) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of any earlier installments of the Common Stock and any other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of Radiologix or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. If the $100,000 limitation is exceeded in any calendar year, then this option shall nevertheless become exercisable for the excess shares in that calendar year as a Non-Statutory Option.

(c) If Optionee holds, in addition to this option, one or more other options to purchase Common Stock that become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of the options as Incentive Options shall be applied on the basis of the order in which the options are granted.

19. Withholding Taxes. Optionee agrees to make appropriate arrangements with Radiologix or Parent or Subsidiary employing Optionee to satisfy all federal, state, and local income and employment tax withholding requirements applicable to the exercise of this option.

RADIOLOGIX, INC.		OPTIONEE

By:
	Michael L. Silhol Senior Vice President, General Counsel & Secretary	Name:
Date:

EXHIBIT 1

NOTICE OF EXERCISE

I hereby notify Radiologix, Inc. “Radiologix”) that I elect to purchase                      shares of Radiologix’s Common Stock (the “Purchased Shares”) at the option exercise price of $                      per share (the “Exercise Price”) pursuant to that certain option (the “Option”) granted to me under Radiologix’s 2004 Long-Term Incentive Compensation Plan on                     .

Concurrently with the delivery of this Exercise Notice to Radiologix, I am paying Radiologix the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with Radiologix (or other documents) evidencing the Option and will deliver whatever additional documents may be required by my agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.

                    , 20

Date

Optionee:	_____________________________________________________________________________________________________________________

Address:	_____________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________

Print name in exact manner

it is to appear on the

stock certificate:            ____________________________________________________________________________________________________________________

Address to which certificate

is to be sent, if different

from address above:

______________________________________________________________________________________________________________________

Social Security Number:  ______________________________________________________________________________________

Employee Number:  _________________________________________________________________________________________

APPENDIX

DEFINITIONS

A. Board means Radiologix’s Board of Directors.

B. Code means the Internal Revenue Code of 1986, as amended.

C. Common Stock means Radiologix’s common stock, $.0001 par value per share.

D. Common Stock Registration Date means the date on which the Common Stock is first registered under Section 12(g) of the Securities Exchange Act of 1934.

E. Corporate Transaction means any of the following stockholder approved transactions to which Radiologix is a party, whether occurring before or after the Common Stock Registration Date:

(i) The acquisition by any Person of Beneficial Ownership (as those terms are defined in the 2004 Plan) (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of Radiologix Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities); provided, however, that for purposes of this definition, the following acquisitions will not constitute a Change of Control: (w) any acquisition directly from the Company; (x) any acquisition by the Company; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any corporation in a transaction that complies with clauses (A), (B), and (C) of subsection (iii) below; or

(ii) During any period of two consecutive years (not including any period prior to the effective date of the 2004 Plan) individuals who constitute the Board on that effective date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though the individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange, or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following the Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to the Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from the Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for the Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

F. Radiologix means Radiologix, Inc., a Delaware corporation.

G. Employee means an individual who performs services while in the employ of or under contract with Radiologix or any Parent or Subsidiary, subject to the control and direction of the employer/contractor entity as to both the work to be performed and the manner and method of performance.

H. Exercise Date means the date on which the option is exercised in accordance with Paragraph 9 of this Stock Option Agreement.

I. Exercise Price means the exercise price per share specified in the Grant Notice.

J. Exercise Schedule means the schedule set forth in the Grant Notice, pursuant to which the option will become exercisable in installments over Optionee’s period of Service.

K. Expiration Date means the date on which the option expires set forth in the Grant Notice.

L. Fair Market Value per share of Common Stock on any relevant date under the Plan means the value determined as follows:

If, at the time, the Common Stock

(i) is not listed or admitted to trading on any Stock Exchange but is traded on the NASDAQ National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the NASDAQ National Market. If no closing selling price is reported for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which a quotation exists.

(ii) is listed or admitted to trading on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as the price is officially reported in the composite tape of transactions on such exchange. If no closing selling price is reported on such exchange for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on such exchange on the last preceding date for which a selling price is reported.

(iii) is neither listed nor admitted to trading on any Stock Exchange nor traded on the NASDAQ National Market, then the Fair Market Value of Common Stock on the date in question shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator deems appropriate.

M. Grant Date means the date on which the stock option is granted set forth in the Grant Notice.

N. Grant Notice means the notice of grant of stock option pursuant to which Optionee has been informed of the basic terms of the option.

O. Incentive Option means a stock option that satisfies the requirements of Code Section 422.

P. Involuntary Termination means termination of Optionee’s Service by reason of:

(i) Optionee’s involuntary dismissal or discharge by Radiologix for reasons other than Misconduct, or

(ii) Optionee’s voluntary resignation following (A) a change in Optionee’s position with Radiologix (or Parent or Subsidiary employing Optionee) that materially reduces Optionee’s duties and responsibilities or the level of management to which he or she reports, (B) a reduction in Optionee’s level of compensation (including base salary, fringe benefits, and target bonus under any performance based bonus or incentive programs) by more than 15%, or (C) a relocation of Optionee’s place of employment by more than 60 miles, but only if the change, reduction, or relocation is effected by Radiologix without Optionee’s consent.

Q. Misconduct means the commission of any act of fraud, embezzlement, or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of Radiologix (or any Parent or Subsidiary), a breach of the Confidentiality, Proprietary Information and Inventions Agreement executed by and between Radiologix and Optionee, or any other intentional misconduct by Optionee adversely affecting the business or affairs of Radiologix (or any Parent or Subsidiary). This definition shall not be deemed to be inclusive of all the acts or omissions that Radiologix (or any Parent or Subsidiary) may consider as grounds to dismiss or discharge Optionee or any other individual in the Service of Radiologix (or any Parent or Subsidiary).

R. Non-Statutory Option means an option not intended to meet the requirements of Code Section 422.

S. Notice of Exercise means the notice of exercise form attached to this Agreement as Exhibit I.

T. Option Shares means the shares of Common Stock subject to the option.

U. Parent means any business entity (other than Radiologix) in an unbroken chain of business entities ending with Radiologix, provided each business entity in the unbroken chain (other than Radiologix) owns, at the time of the determination, securities possessing 50% or more of the total combined voting power of all classes of securities in one of the other business entities in the chain.

V. Permanent Disability or Permanently Disabled means the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

W. Plan means Radiologix’s 2004 Long-Term Incentive Compensation Plan.

X. Plan Administrator means a committee of independent members of the Board.

Y. Service means the performance of services on a periodic basis to Radiologix (or any Parent or Subsidiary) in the capacity of an Employee, a contractor, a member of the board of directors, or a consultant or advisor.

Z. Stock Exchange means the American Stock Exchange or the New York Stock Exchange.

AA. Subsidiary means each business entity (other than Radiologix) in an unbroken chain of business entities beginning with Radiologix, provided each such business entity (other than the last business entity) in the unbroken chain owns, at the time of the determination, securities possessing 50% or more of the total combined voting power of all classes of securities in one of the other business entities in the chain.